As filed with the Securities and Exchange Commission on March 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOCIETAL CDMO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-1523233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 E. Uwchlan Ave, Suite 112 Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

RECRO PHARMA, INC. 2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full title of the plan)

J. David Enloe, Jr.

President and Chief Executive Officer

Societal CDMO, Inc.

1 E. Uwchlan Ave, Suite 112

Exton, Pennsylvania 19341

(Name and address of agent for service)

(770) 534-8239

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey

Jennifer L. Porter

Goodwin Procter LLP

2929 Arch Street

Suite 1700

Philadelphia, PA 19104

(445) 207-7806

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 2,835,032 shares of common stock, par value $0.01 per share (“Common Stock”) of Societal CDMO, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan (the “Plan”) for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously filed Registration Statements on Form S-8 (File Nos. 333-194730, 333-206309, 333-208749, 333-216579, 333-223437, 333-224870, 333-229736, 333-236875, 333-253574 and 333-263180) with the Securities and Exchange Commission (the “Commission”) to register 12,824,359 shares of Common Stock, that were authorized for issuance under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 15,659,391 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-194730, 333-206309, 333- 208749, 333-216579, 333-223437, 333-224870, 333-229736, 333-236875, 333-253574 and 333-263180) filed with the Commission on March 21, 2014, August 12, 2015, December 23, 2015, March 9, 2017, March 5, 2018, May 11, 2018, February 19, 2019, March 4, 2020, February 26, 2021 and March 1, 2022 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 1, 2023;

(b)

The Registrant’s Current Report on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 3, 2023; and

(c)

The description of the Registrant’s common stock contained in the Registrant’s Form 8-A filed with the Commission on March 4, 2014 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36329), filed on March 13, 2014).
4.2

Articles of Amendment to Second Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36329), filed on May 6, 2021).

4.3

Articles of Amendment to Second Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36329), filed on March 21, 2022).

4.4	Fourth Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36329), filed on March 21, 2022).
5.1	Opinion of Goodwin Procter LLP (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page to this Registration Statement).
99.1

Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36329), filed on May 9, 2018).

99.2

Form of Amended and Restated Equity Incentive Plan Award Agreement (incorporated by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-K (File No. 001-36329), filed on February 26, 2021).

99.3

Form of Amended and Restated Equity Incentive Plan Award Agreement for Restricted Stock Units (incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K (File No. 001-36329), filed on February 26, 2021).

99.4

Form of Amended and Restated Equity Plan Award Agreement for Restricted Stock Units (performance based) (incorporated by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K (File No. 001-36329), filed on February 26, 2021).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exton, Commonwealth of Pennsylvania, on March 1, 2023.

SOCIETAL CDMO, INC.

By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Societal CDMO, Inc., hereby severally constitute and appoint J. David Enloe, Jr. and Ryan D. Lake, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ J. David Enloe, Jr.	President, Chief Executive Officer and Director	March 1, 2023
J. David Enloe, Jr.	(Principal Executive Officer)
/s/ Ryan D. Lake	Chief Financial Officer	March 1, 2023
Ryan D. Lake	(Principal Financial Officer and Principal Accounting Officer)
/s/ William L. Ashton	Director	March 1, 2023
William L. Ashton
/s/ Michael Berelowitz	Director	March 1, 2023
Michael Berelowitz
/s/ Elena Cant	Director	March 1, 2023
Elena Cant
/s/ Winston J. Churchill	Director	March 1, 2023
Winston J. Churchill
/s/ James C. Miller	Director	March 1, 2023
James C. Miller
/s/ Laura L. Parks	Director	March 1, 2023
Laura L. Parks
/s/ Bryan M. Reasons	Director	March 1, 2023
Bryan M. Reasons
/s/ Wayne B. Weisman	Director	March 1, 2023
Wayne B. Weisman